EXHIBIT 10


                                 MORTGAGE NOTE



$475,000                                                         Miami
                                                            November 28, 1997


         FOR VALUE RECEIVED the undersigned promises to pay to the order of the MARGO BAY FARMS, INC., a Florida corporation, successor by merger to MARGO NURSERY FARMS, INC., a Florida corporation, or its assigns, the principal sum of FOUR HUNDRED SEVENTY FIVE THOUSAND and no/100 ($475,000.00) together with interest thereon at the rate of 8.00% per annum from the date hereof until maturity, both principal and interest being payable in Lawful Money of the United States, such principal sum and interest shall be due and payable in installments as follows: Interest only at the rate of 8% per annum shall be due and payable each month on the outstanding balance hereunder, commencing on the 28th day of December, 1997 and on the 28th day of each and every month thereafter until November 28, 2000 at which time, in addition to the regular monthly payments as set forth above, there shall also be a final balloon payment for the entire outstanding balance due on this Mortgage Note, together with interest thereon and all advances made by the Mortgagee under the terms hereof. Such installments payments shall be applied first to the interest accruing under the terms of this note and then to a reduction of the principal indebtedness. The makers and endorsers of this note further agree to waive demand, notice of non-payment and protest, and in the event suit shall be brought for the collection hereof, or the same has to be collected upon demand of an attorney, to pay reasonable attorney's fees for making such collection. All payments hereunder shall bear interest at the highest rate allowable by Florida law from maturity until paid. This note is secured by a mortgage of even date herewith and is to be construed and enforced according to the laws of the State of FLorida; upon default in the payment of principal and/or interest when due, the whole sum of principal and interest remaining unpaid shall, at the option of the holders, become immediately due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of subsequent default.

         If any sum of money herein referred to be not promptly paid within Thirty (30) days next after the same becomes due, then the entire sum mentioned in this Mortgage Note, or the entire balance unpaid thereon, shall forthwith or thereafter, at the option of the Holder, become and be, due and payable, anything herein to the contrary notwithstanding. Payments not received by the Holder within fifteen (15) days, of the date when due shall be considered late. Late payments shall bear interest at the highest rate allowable by the laws of the State of Florida. Failure by the Holder to exercise any of the rights or options herein provided shall not constitute a waiver of any rights or options under said Mortgage Note accrued thereafter accruing.

         This Mortgage Note may be prepaid in whole or in part at any time without penalty or premium.

         PAYABLE AT: Road 690, 5.8 Vega Alta, Puerto Rico 00762, or such other place as shall be designated by the holder of this note in writing.


                                        GARDEN DEPOT CORP.,
                                        a Florida corporation


(CORPORATE SEAL)                      /s/ Alberto G. Rodriguez
                                     --------------------------------
                                      ALBERTO G. RODRIGUEZ, President

                             ATTEST: /s/ Daniel M. Rodriguez
                                     --------------------------------
                                      DANIEL M. RODRIGUEZ, Secretary